UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 12, 2018

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.
South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Cash Bonus Compensation Plan for Executives

On February 12, 2018, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Exelixis, Inc. (“Exelixis”) approved the Annual Cash Bonus Compensation Plan for Executives (the “Plan”), an annual incentive compensation program designed to provide Exelixis’ senior management team with incentives and rewards for working to achieve the strongest possible performance against pre-defined corporate performance objectives, while also enhancing the ability of Exelixis and its affiliates to attract and retain highly talented individuals.
Under the Plan, which is administered by the Compensation Committee, each “officer” of Exelixis or any of his or her affiliates (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended and Rule 16a-1 thereunder) and each Executive Vice President of Exelixis or any of its affiliates (each, a “Participant”) is eligible to receive an annual performance-based cash bonus award, the amount of which is based on a pre-set target percentage of the Participant’s annual base salary earned during the applicable Plan year. The Compensation Committee is responsible for establishing the bonus target percentages, as well as the relative percentage contributions of corporate performance and individual performance, if applicable. For each Participant, the amount of the cash bonus award for each calendar year depends upon Exelixis’ achievement of applicable corporate performance goals established by the Compensation Committee for that year, and, as applicable, an assessment of each Participant’s individual performance.
The corporate performance goals under the Plan may be based on criteria such as the following: sales or commercial goals; research, development and clinical activities; financial metrics, including revenue, cash flow and net income, cash balance, operating expenses and stock price performance; hiring, retention, development of plans and other operational goals; commercial, clinical and strategic collaborations and alliance management; acquisitions and licensing or partnering transactions; manufacturing and supply goals; quality goals; regulatory goals; and government affairs and public policy goals.
Individual performance may be assessed by the Compensation Committee based on the individual Participant’s contributions toward the achievement of Exelixis’ corporate performance goals, department goals for the Participant’s area of responsibility, or other individual goals derived from or related to Exelixis’ corporate performance goals. The Compensation Committee may determine in its sole discretion that Exelixis did not satisfactorily complete sufficient goals in an applicable Plan year and in that case, determine that a partial bonus or no bonus shall be paid to Participants for such Plan year. The Compensation Committee also has the discretion to take into consideration such other factors as it determines appropriate, in its sole discretion, in determining the amount of any actual bonus for any Participant. For any Plan year, the achieved corporate performance percentage and/or individual performance percentage may exceed 100% in the event Exelixis or the individual Participant exceeds the targeted level of achievement of the applicable goals, provided that neither percentage may exceed 200%.
The Plan is effective January 1, 2018. Bonus payments for each Plan year will be made no later than two and a half months following the end of the applicable Plan year.
The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 hereto.

2017 Bonus Payments

On February 12, 2018, the Compensation Committee approved cash bonus payments for Exelixis’ principal financial officer and other named executive officers as defined under applicable securities laws (together the “Executive Officers”). In consideration of both the outstanding services provided by each of the Executive Officers during 2017 and Exelixis’ overall performance, all of the cash bonus payments were approved at 100% of the previously disclosed 2017 target cash bonus amounts set by the Compensation Committee in February 2017.

Executive Officer	2017 Target Cash Bonus Award (% of 2017 Base Salary)	2017 Cash Bonus Payout (% of Cash Bonus Target)	2017 Cash Bonus Payout ($)
Gisela M. Schwab, M.D.	50%	100%	$318,000
Christopher J. Senner	45%	100%	$255,150
Jeffrey J. Hessekiel, J.D.	45%	100%	$229,970
Peter Lamb, Ph.D.	45%	100%	$214,245

On February 15, 2018, the Compensation Committee approved a cash bonus payment for Michael Morrissey, Ph.D., Exelixis’ President and Chief Executive Officer. In consideration of both Dr. Morrissey’s outstanding leadership during 2017 and Exelixis’ overall performance, his cash bonus payment was approved at 100% of the previously disclosed 2017 target cash bonus amount set by the Compensation Committee in February 2017.

Executive Officer	2017 Target Cash Bonus Award (% of 2017 Base Salary)	2017 Cash Bonus Payout (% of Cash Bonus Target)	2017 Cash Bonus Payout ($)
Michael M. Morrissey, Ph.D.	75%	100%	$675,750

2018 Base Salaries and Target Bonus Percentages

On February 12, 2018, the Compensation Committee also approved the 2018 base salaries for Exelixis’ Executive Officers (on February 15, 2018 for Dr. Morrissey), and on February 15, 2018, approved 2018 target cash bonus awards, expressed as a percentage of 2018 base salaries, for Exelixis’ Executive Officers and Dr. Morrissey. Cash bonus awards for 2018 are granted under and subject to the terms of the Plan. The Compensation Committee set 2018 target cash bonus awards based on the seniority of the applicable position and considered the corporate and applicable department performance objectives for 2018. The 2018 base salaries and 2018 target cash bonus awards for each of our Executive Officers and Dr. Morrissey, are set forth below:

Executive Officer	2018 Annual Base Salary	2018 Target Cash Bonus Award (% of 2018 Base Salary)
Michael M. Morrissey, Ph.D.	$955,060	100%
Gisela M. Schwab, M.D.	$680,520	50%
Christopher J. Senner	$601,020	45%
Jeffrey J. Hessekiel, J.D.	$536,597	45%
Peter Lamb, Ph.D.	$497,525	45%

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit Description
10.1	Annual Cash Bonus Compensation Plan for Executives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

February 16, 2018	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President and General Counsel